PRESS RELEASE	EXHIBIT 99.1

September 13, 2018	Investor Contact: Dominic C. Canuso
302-571-6833
dcanuso@wsfsbank.com

Media Contact: Jimmy A. Hernandez
302-571-5254
jhernandez@wsfsbank.com

WSFS Announces Items That Will Positively Impact Third Quarter 2018 Results;
Reflecting Significant Legal Settlement Recoveries and Visa Class B Share Gains
Total Estimated Impact of $14.9 Million Pre-tax, or $0.35 EPS

WILMINGTON, Del. – WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced several items that will impact earnings for the third quarter of 2018. These items include (i) the settlement of insurance claims related to the settlement with Universitas Education, LLC ("Universitas") previously announced in the first quarter of 2018, (ii) a realized gain on sale of Visa Class B shares, and (iii) an unrealized valuation gain from our ongoing equity investment in Visa Class B shares.

“We are pleased with the progress we have made towards our previously discussed plan to recover the costs from the settlement disclosed in the first quarter of 2018. Consistent with those efforts, we continue to pursue the remaining remedies available to us for additional recoveries,” said Mark Turner, WSFS Chairman, President and CEO. “Furthermore, we continue to see the benefits from our investment in Visa Class B shares; and a sale completed this quarter demonstrates our ability to leverage our knowledge of the underlying asset and to actively participate in this market, creating value for our shareholders.”

The anticipated impacts to earnings described in this release are preliminary estimates and subject to additional events and procedures, which could result in material changes to the preliminary estimated impacts to earnings, noted in this press release. These additional procedures could result in material changes to our preliminary estimates during the course of our preparation of condensed consolidated financial statements as of and for the quarter ended September 30, 2018.

Settlement and Recovery of Insurance Proceeds of $7.9 million, or $0.19 EPS Relating to Universitas Settlement
As previously disclosed, on February 27, 2018, WSFS entered into a settlement agreement with Universitas to resolve arbitration claims related to services provided by Christiana Bank and Trust Company ("CB&T") prior to its acquisition by WSFS in December 2010. In accordance with the arbitration settlement agreement, WSFS paid Universitas $12.0 million to fully settle the claims. During the third quarter of 2018, WSFS recovered $7.9 million (pre-tax) in arbitration settlement and legal costs from insurance carriers who provided coverage relating to the Universitas matter. The Company anticipates a positive earnings per diluted common share ("EPS") impact of approximately $0.19 resulting from this recovery. WSFS will continue to pursue all of its rights and remedies to recover the remaining amounts relating to the Universitas proceeding, including the settlement payment and related costs, by enforcing the indemnity right in the 2010 purchase agreement by which WSFS acquired CB&T.

Sale and Valuation Impact from our Equity Investment in Visa Class B Shares of $7.0 million, or $0.16 EPS
During the third quarter of 2018, WSFS sold 30,000 Visa Class B shares in a cash transaction, which resulted in a pre-tax gain of $3.8 million. The Company anticipates an impact on EPS of approximately $0.09 resulting from this transaction.

As required by our recent election under ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10), Recognition and Measurement of Financial Assets and Financial Liabilities, WSFS must consider the pricing of observable transactions in determining the carrying value of equity securities that do not have readily determinable fair values. Based on transactions observed in the third quarter to date, including our purchase of and aforementioned sale of shares, WSFS anticipates recording an unrealized valuation gain related to our remaining investment in approximately 340,000 shares of Visa Class B Stock, however, future observable transactions during the remainder of the third quarter could impact this assessment. As of the date of this release, the Company anticipates recording a pre-tax unrealized valuation gain of $3.2 million or $0.07 impact to EPS. The current cost basis of the remaining shares is $13.8 million.

Recap
The anticipated impact from the items outlined in this announcement are expected to increase reported pre-tax income by $14.9 million and after-tax income by $11.4 million, or $0.35 in EPS in the third quarter of 2018.

WSFS Financial Corporation expects to report third quarter 2018 results on October 22, 2018, followed by a conference call with analysts and investors on October 23, 2018 at 1p.m. EST.

About WSFS Financial Corporation
WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally-managed bank and trust company headquartered in Delaware and the Delaware Valley. As of June 30, 2018, WSFS Financial Corporation had $7.11 billion in assets on its balance sheet and $19.09 billion in assets under management and administration. WSFS operates from 77 offices located in Delaware (46), Pennsylvania (29), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Christiana Trust, WSFS Wealth Investments, Cypress Capital Management, LLC, West Capital Management, Powdermill Financial Solutions, Cash Connect®, WSFS Mortgage and Arrow Land Transfer. Serving the Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit wsfsbank.com.

Forward-Looking Statement Disclaimer

This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which the Company operates and in which its loans are concentrated, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; possible additional loan losses and impairment of the collectability of loans; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in our loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued in accordance with this statute and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations; any impairment of the Company's goodwill or other intangible assets; failure of the financial and operational controls of the Company's Cash Connect® division; conditions in the financial markets that may limit the Company's access to additional funding to meet its liquidity needs; the success of the Company's growth plans, including the successful integration of past and future acquisitions, including the pending acquisition of Beneficial Bancorp, Inc. which is subject to customary closing conditions including regulatory and shareholder approvals; The Company's ability to fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and post-acquisition customer acceptance of the Company's products and services and related Customer disintermediation; negative perceptions or publicity with respect to the Company's trust and wealth management business; adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings; system failure or cybersecurity breaches of the Company's network security; the Company's ability to recruit and retain key employees; the effects of problems encountered by other financial institutions that adversely affect the Company or the banking industry generally; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; possible changes in the speed of loan prepayments by the Company's customers and loan origination or sales volumes; possible changes in the speed of prepayments of mortgage-backed securities due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries and pay dividends to its stockholders; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and the effects other risks and uncertainties, including those discussed in the Company's Form 10-K for the year ended December 31, 2017 and other documents filed by the Company with the Securities and Exchange Commission from time to time.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

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